UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14C

INFORMATION STATEMENT PURSUANT TO SECTION 14C OF THE

SECURITIES EXCHANGE ACT OF 1934

Check the appropriate box:

[X] Preliminary information statement

[_] Confidential, for use of the Commission only (as permitted by Rule

14c-5(d)(2))

[_] Definitive information statement

PreCom Technology, Inc.

(Name of Registrant as specified in its Charter)

Payment of filing fee (check the appropriate box):

[_] No fee required

[X] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

(1) Title of each class of securities to which transaction applies: Common Stock, par value $.001

(2) Aggregate number of securities to which transaction applies: 9,453,017

(3) Per unit price or other underlying value of transaction computed

Pursuant to Exchange Act Rule 0-11: $2.30

  Proposed maximum aggregate value of transaction: $21,741,939

(5) Total fee paid: $4,348.39 - fee of one-fiftieth of one percent (0.0002) Of the proposed aggregate value of the transaction.

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act

Rule 0-11(a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number or the form or schedule and the date of its filing.

(1) Amount previously paid:

(2) Form, schedule or registration statement no.:

(3) Filing party:

(4) date filed:

TABLE OF CONTENTS

I.    LETTER TO PRECOM SHAREHOLDERS

II.   SUMMARY TERM SHEET

A.   Parties Involved…………………………………………………………………………… …………………2

B.   Key Terms of the Share Exchange Agreement…………………………………………………………………3

C.   Reasons For Engaging in This Transaction …………………………………………………………… …………4

D.   Consideration Offered to Security Holders …………………………………………………………… …………4

E.   Vote Required For Approval of the Transaction …………………………………………………………… ……4

F.   Federal Tax Consequences of the Transaction …………………………………………………………… ………4

III. THE SHARE EXCHANGE AGREEMENT

A.   Background of the Offer and Share Exchange Agreement…………………………………………………………5

B.   The Parties to the Share Exchange Agreement……………………………………………………………………6

C.   Mergers, Consolidation, Acquisitions and Similar Matters…………………………………………………………6

D.   Recommendation and Reasons of the PreCom Board For Engaging
   in the Transaction.……………………………………………… ……………………………………………………8

E.   Material Terms of the Share Exchange Agreement…………………………………………………………………8

F.   Regulatory Approvals Required………………………………………………………………………… ………11

G.   Federal Tax Consequences of the Transaction……………………………………………………………………11

H.   Consideration Offered To Security Holders …………………………………………………………… …………12

IV.  GENERAL INFORMATION

A.   Date, Time, and Place Information ……………………………………………………………………… ………12

B.   Dissenter's Rights of Appraisal………………………………………………………………………… …………13

C.   Voting Securities and Principal Holders thereof……………………………………………………………………1 3

D.   Directors and Executive Officers ………………………………………………………………………… ………13

E.   Stock Ownership and Certain Beneficial Owners and Management…………………………………………………16

F.   Compensation of Directors and Executive Officers…………………………………………………………………19

G.   Board Meetings and Committees………………………………………………………………………… ………20

H.   Section 16(a) Beneficial Ownership Reporting Compliance…………………………………………………………20

I.   Amendments of Charter, Bylaws or Other Documents………………………………………………………………21

J.   Interest of Certain Person in or Opposition to Matters to be acted upon………………………………………………21

V.   EXHIBITS

Annex A.   Share Exchange Agreement

Annex B.   Dec. 31, 2000 Annual Report 10-KSB for PreCom on Form 10-KSB

Annex C.   March 31,2001 Quarterly Report 10-QSB for PreCom on Form 10-QSB

Annex D.   Dec. 31, 2000 Audited Financial Statements for GroupNow

Annex E.   March 31, 2001 Unaudited Financial Statments for GroupNow

Annex F.   Proforma Financial Statements for PreCom post-acquisiton of GroupNow

PRECOM TECHNOLOGY, INC.

2001 West Main Street, Suite 208,

Stamford, CT 06902

June __, 2001

Dear Shareholder:

The enclosed information statement is being furnished to shareholders of record on June 7, 2001, of PreCom Technology, Inc. ("we", "our"), a Florida corporation in connection with the following actions taken by written consent of holders of a majority of the outstanding shares of our common stock entitled to vote on the following proposals:

1. To acquire all of the issued and outstanding shares or stock of GroupNow, Inc. ("GroupNow"), as a wholly owned subsidiary in exchange for 9,453,017 shares of our common stock, par value $.001 ("Common Stock) subject to satisfaction of the terms and conditions set forth in the attached Share Exchange Agreement.

2. To change our corporate name to GroupNow, Inc., or a substantially similar name.

3. To reverse split our common stock at a ratio of 1-for-20.

4. To increase the size of the board of directors to nine directors and to select as new directors representatives of GroupNow including: David Simonetti, Mark Elenowitz, Louis Taubman, Thomas Bostic Smith, Allison Creely, Melvyn Estrin, Peter Morris and James Schroeder. Nicholas Calapa will continue to serve on our board of directors following the Share Exchange.

WE ARE NOT ASKING FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY.

On June 4, 2001, our board of directors fully reviewed and unanimously approved a Share Exchange Agreement with GroupNow, Inc. and its shareholders ("the "Share Exchange Agreement"). (See Annex A of Information Statement). Our board of directors has determined that the consideration provided in the Share Exchange Agreement is fair to our shareholders.

Holders of approximately 52% of our common stock have executed a written consent in favor of the proposals described herein. However, under federal law these proposals will not be effected until at least 20 days after this Information Statement has first been sent to shareholders.

By Order of the Board of Directors,

/s/ Nicholas Calapa

Nicholas Calapa, President

The date of this Information Statement is June __, 2001

II. SUMMARY TERM SHEET

This Summary Term sheet highlights selected information from this Information Statement and may not contain all the information that is important to you. If you wish to understand the transaction fully, you should carefully read this entire Information Statement and the documents to which it refers. The Share Exchange Agreement is attached as Annex A to this Information Statement. It is the definitive legal document that governs the transaction.

A. THE PARTIES:

  PreCom Technology, Inc. ("PreCom," "we," "our," "us")

  2001 West Main Street, Suite 208
  Stamford, CT 06902
  (203) 961-0306

We were incorporated in September 1996 in the state of Florida. We are currently a "shell" with no business operations. Our business plan has been to seek out business opportunities and/or to merge with another company. We are publicly traded on the OTC Electronic Bulletin Board ("OTCBB") under the symbol PMMT having recently received approval from the NASD to trade on the OTCBB (See Section III, Item B).

  GroupNow, Inc. ("GroupNow")

  2455 East Sunrise Boulevard, Suite 511
  Fort Lauderdale, Florida 33304
  (954)537-2158

GroupNow is a privately held corporation. It was incorporated in February 1999 in the state of Delaware, as VentureNow, Inc. In December 1999, it changed its name to GroupNow, Inc. GroupNow is focused on managing the integration of synergistic companies post-acquisition. GroupNow plans to acquire cash flow positive businesses in carefully selected vertical markets, and integrate those businesses into a unified, nationally branded organization that offers a much greater growth potential than that of a single company in a traditional market sector. (See Section III, Item B).

  KEY TERMS OF SHARE EXCHANGE AGREEMENT
  To accomplish the share exchange ("Share Exchange"), which is expected to be completed on or before June 30, 2001, we have agreed to issue to the shareholders of GroupNow, an aggregate of 9,453,017 shares of our Common Stock.
  Pursuant to the Share Exchange Agreement, the shareholders of GroupNow will receive 9,453,017 shares of our Common Stock for 6,850,000 shares of GroupNow common stock, par value $.001, which are currently issued and outstanding. Immediately following the completion of the Share Exchange, we expect to have 10,359,059 shares of Common Stock issued and outstanding.
  Pursuant to the Share Exchange, approximately 91% of our Common Stock will be held by the present GroupNow shareholders. Approximately 9% of our Common Stock will be held by our present shareholders.
  As a result of GroupNow and its shareholders owning the 91% of our issued, outstanding and voting stock, they will control our business affairs.
  GroupNow will become a wholly owned subsidiary of us.

Other Material Considerations:

  In anticipation of the Share Exchange, we will effect a reverse split of our Common Stock 1-for-20. Following the reverse split, we will have 106,042 shares of Common Stock outstanding.
  Prior to the Share Exchange we will change our name from PreCom Technology, Inc., to GroupNow, Inc. It is anticipated that following the name change we will obtain a new cusip number and a new trading symbol from the NASD.
  Under the Share Exchange Agreement, David J. Simonetti, President and Chief Executive Officer of GroupNow will be appointed as our President, CEO and a director. Nicholas M. Calapa will resign as our President and CEO, but remain as a Director after the Share Exchange. Bruce Keller will resign from his positions as our Vice President and Secretary and his successor shall be selected by GroupNow. Upon Mr. Simonetti's appointment, Mr. Keller shall also resign from our Board of Directors. We will expand the size of the board to nine members and appoint Mark Elenowitz, Louis Taubman, Thomas Bostic Smith and Allison Creely as officers and directors and Melvyn Estrin, Peter Morris and James Schroeder as additional directors. Messrs. Simonetti, Elenowitz, Taubman, Smith, Estrin, Morris, Schroeder and Ms. Creely will not begin their terms until after the expiration of the twenty day period beginning on the later of the date of the filing of this Information Statement with the SEC pursuant to Rule 14C or the date of mailing of this Information Statement to the Company's shareholders and after completion of the Share Exchange. (See Section III, Item E & Section IV, Item D).

  REASONS FOR ENGAGING IN THIS TRANSACTION
  We currently have no operations, no business plan and no revenues. We believe that GroupNow has developed a business that can attract additional capital for us and that the Share Exchange has the potential to offer a substantial greater opportunity for our shareholders than does the development of our current business plan.

(See Section III, Item D).

  CONSIDERATION OFFERED TO SECURITY HOLDERS
  GroupNow shareholders who own shares at the record dated on June 4th, 2001, will receive 1.38 shares of our Common Stock for each share of Common Stock of GroupNow (See Section III, Item H).
  VOTE REQUIRED FOR APPROVAL OF TRANSACTION
  This Information Statement is furnished by our board of directors in connection with the actions, stated in Section IV, taken by written consent of holders of 52% of the outstanding shares of our Common Stock entitled to vote on the actions.

Section 607.0704 of the Florida Business Corporation Act permits the stockholders to approve such an action by written consent without the necessity of a shareholders meeting. (See Section IV, Item C).

  FEDERAL TAX CONSEQUENCES OF THE TRANSACTION
  The Share Exchange is anticipated to be treated as a tax-free reorganization under Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended, and we expect to account for our acquisition of GroupNow using the purchase method of accounting. (See Section III, Item G).

PRECOM TECHNOLOGY, INC.
2001 West Main Street, Suite 208,
Stamford, CT 06902

INFORMATION STATEMENT PURSUANT TO
SECTION 14(c) OF THE SECURITIES
EXCHANGE ACT OF 1934 AND
RULE 14C PROMULGATED THERETO

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE NOT REQUESTED TO SEND US A PROXY.

III. THE SHARE EXCHANGE AGREEMENT

  BACKGROUND OF THE OFFER AND THE SHARE EXCHANGE AGREEMENT

Management has made numerous efforts to pursue the original business plan and to raise capital to operate the business. For the reason that the equity markets have gone through recent turmoil and we had ambitious plans for a capital intensive business, with no assurance that our capital needs would be realized, we looked for potential acquisition candidates. In addition, as of the most recent quarter, we have incurred net losses of $458,722 from inception. We have abandoned all development activities and have no assets. These factors raised doubt as to our ability to continue as a going concern. Management's plans to eliminate the going concern situation included but were not limited to seeking a merger candidate. A mature and businesslike evaluation of our affairs required the consideration of the foreseeable possibility of business failure. Accordingly, a Reverse Acquisition transaction became a possible and foreseeable solution.

Prior to trading again on the OTCBB, we entered into merger discussions with Nutech Digital, Inc. around September 2000. All discussions ended on March 6, 2001 when Nutech decided that a private placement would better suit their shareholders then to merge with us. In early April 2001, after negotiations with Nutech ended, we entered into merger discussions with Information Technology Co., Inc. After preliminary discussions with Information Technology, our board of directors decided to end all discussions when the board of Information Technology requested that $250,000 in cash plus all PreCom shares be included in a proposed share exchange.

In early January 2001, we had received an offering memorandum from GroupNow, Inc. dated November 1, 2000, and on or about March 5, 2001, we contacted GroupNow, Inc., to follow up on their progress and to consider an opportunity to be acquired by our Company. GroupNow, Inc. expressed that they were looking for merger candidates, but only companies that were trading on the OTCBB. As of early March, we were trading only on the Pink Sheets. On March 28, 2001, the NASD notified us that we were approved to trade on the OTCBB and we were listed on the OTCBB on March 29, 2001, trading under the new symbol PMMT. PreCom contacted GroupNow, Inc. around May 9, 2001, and alerted GroupNow, Inc. that the Company was now trading on the OTC BB.

Mr. Calapa, the President of PreCom Technology, Inc. and Mr. Elenowitz, the Co-Chairman of GroupNow, Inc. began discussing the possibility of a merger between GroupNow, Inc. and PreCom Technology shortly after May 9, 2001. PreCom was provided a complete due diligence package on GroupNow, Inc. After careful review, Mr. Calapa decided that GroupNow, Inc. would enhance our shareholder value and moved forward to approach the board of directors to discuss a share exchange.

On May 14, 2001 the board of directors met and agreed with Mr. Calapa's assessment of GroupNow, Inc. The board of directors authorized Mr. Calapa to continue discussions with GroupNow, Inc. and to move towards a preliminary agreement.

GroupNow, Inc. and PreCom continued discussions and negotiations until May 23, 2001, at which point we entered into a Letter of Intent for PreCom to acquire all the issued and outstanding shares of GroupNow, Inc. Upon execution of the Letter of Intent, legal counsel was instructed to prepare documents that were necessary to complete this transaction

Our board of directors met on June 1, 2001 and authorized the execution of the Share Exchange Agreement with GroupNow, Inc. and the related actions in connection with this Agreement. On June 4, 2001 the Share Exchange Agreement was executed. A copy of the Share Exchange Agreement is attached as Annex "A".

B. PARTIES TO THE SHARE EXCHANGE AGREEMENT

PreCom Technology, Inc. ("PreCom")

Information about our company can be found in our December 31, 2000 Annual Report filed on Form 10-KSB. This report is attached as Annex B. All of our filings, and exhibits thereto, may be inspected without charge at the public reference section of the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of this material also may be obtained from the SEC at prescribed rates. The SEC also maintains a website that contains reports, proxy and information statements and other information regarding public companies that file reports with the SEC. Copies of these filings may be obtained from the SEC's website at http://www.sec.gov.

GroupNow, Inc. ("GroupNow")

GroupNow is a privately-held corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, incorporated in February 1999, under the name VentureNow, Inc. In December 1999, it changed its name to GroupNow, Inc. GroupNow is in good standing under the laws of the State of Florida and under each jurisdiction where such qualifications are required, except where the lack of such qualification would not have a material adverse effect on the financial condition of GroupNow taken as a whole. The business plan of GroupNow is disclosed in Section III. C.3. GroupNow shareholders consist of 50 shareholders, who own a total of 6,850,000 shares, respectively. These shares were issued for services rendered and other considerations.

C. MERGERS, CONSOLIDATION, ACQUISITIONS AND SIMILAR MATTERS

The Share Exchange Agreement among PreCom and GroupNow and its shareholders, attached hereto as Annex A, is the governing document for this transaction. To understand this transaction completely the Share Exchange Agreement should be read in its entirety.

1. EXECUTIVE OFFICES OF PARTIES

PreCom Technology, Inc.'s executive offices are located at 2001 West Main Street, Suite 208,

Stamford, CT 06902. Its telephone number is (203) 961-0306 and its facsimile number is (203) 961-0365.

GroupNow, Inc.'s executive offices are located at 2455 East Sunrise Boulevard, Suite 511, Fort Lauderdale, Florida 33304. Its telephone number is (954) 233-4300 and its facsimile number is (954) 537-2158.

2. ABOUT PRECOM'S BUSINESS

We were formed in Florida on September 5, 1996, under the name Fairbanks, Inc. On April 18, 1997, we filed an amendment to our incorporation document changing our name to Jet Vacation, Inc. On May 11, 1998, we filed an amendment to our incorporation document changing our name to PreCom Technology, Inc. Although, we were founded in 1996, our business plan has recently been restructured and redeveloped. We are currently a "shell" with no business operations and our current business plan is to seek out business opportunities and to pursue other related activities intended to enhance our shareholder value. For the past two years, we have been seeking opportunities to merge with a foreign or domestic private issuer that wishes to become a reporting issuer. However, we have also explored opportunities, which would take the form of a purchase, exchange of stock, or encompass entities such as a corporation, joint venture or partnership. To date, we have no assets, operations or revenues.

3. ABOUT GROUPNOW'S BUSINESS

GroupNow is an integrator, a company focused on managing the integration of synergistic companies post-acquisition. GroupNow plans to acquire cash flow positive businesses in carefully selected vertical markets, and integrate those businesses into a unified, nationally branded organization that offers a much greater growth potential than that of a single company in a traditional market sector.

GroupNow provides an experienced strategic management team, capital resources, industry and technological expertise as well as other services needed to integrate the entity to the point where a group of synergistic companies has reached critical mass .

Once the entity achieves critical mass GroupNow will actively look to leverage the value of the company through public financing and strategic alliances. GroupNow's goal is to create profitable, high-growth companies in a cross-section of industries.

Strategy

The GroupNow approach to managed integration is designed to develop successful, high-growth companies through a carefully constructed plan of action. For each targeted industry, GroupNow intends to:

  Acquire companies that offer a solid management team, strong customer base, geographic diversity and advanced technological platforms.
  Leverage sales and marketing forces, expanding products and services to increase revenue.
  Streamline production, distribution and administrative costs to maximize profitability.
  Provide access to strategic relationships and affiliated services to enhance growth opportunities.
  Provide strategic management support, access to capital, industry and technological expertise that support overall corporate development.

Structure and Operations

GroupNow will employ acquisition subsidiaries which its refers to as industry "pods," that are focused on a particular vertical market or industry. For example, were GroupNow to develop a critical mass of companies in the pharmaceuticals industry, it would refer to that group as its "pharmaceuticals pod." GroupNow plans to create pods in a variety of industries, the first of which GroupNow expects to be in the professional employer industry. From there, it may develop pods in other industries such as consumer products, environmental systems, media and entertainment, and information technology.

Whereas, traditionally, the acquisition and combination of several industry-specific companies into one larger company has met with mixed results, GroupNow believes that the effective top-down integration of each company into the larger whole is the key to success in this endeavor. Therefore, it provides top-level management services to each pod, effectively managing the integration of each acquisition into the pod in concert with each pod's industry-specific management team. GroupNow believes that this process of managed integration will provide for smooth and rapid growth and an overall stronger and, consequently, more profitable, enterprise.

The executives of GroupNow are charged with managing the processes of:

  Identifying and acquiring synergistic companies in a particular industry segment;
  Managing the process of integrating those companies' operations, employees, and finances;
  Managing the design, development and implementation of technology to aid those companies;
  Managing the appropriate legal, corporate and financial techniques to maximize integration to reach critical mass;
  Driving revenue growth as a result of that integration; and,
  Identifying and developing a suitable "exit" of the pod from GroupNow such as Initial Public Offering or forward valued sale.

GroupNow intends to actively engage in building a community of emerging growth companies through acquisition. These companies will collaborate to provide cross-selling and marketing opportunities and support entrepreneurial initiatives, business growth and the sharing of information and business expertise. In addition to providing managerial expertise and financing, GroupNow will offer them a comprehensive array of services, including information technology expertise, branding, marketing and public relations services, and the value-added buying power of a large enterprise.

D. RECOMMENDATION AND REASONS OF THE PRECOM BOARD FOR ENGAGING IN THE TRANSACTION.

Our board of directors has approved the adoption of the Share Exchange Agreement and recommended it for approval by a majority of the shareholders.

We currently do not have assets, operations or revenues. Our business plan consists of attempting to locate a company that we can to enter into a transaction for a merger, purchase, exchange of stock, or encompass entities such as a corporation, joint venture or partnership. For these reasons, we are thinly capitalized, with no assurance that our capital needs will be realized. Accordingly, the Share Exchange with GroupNow provides us with operations and a wide range of business opportunities, which has the potential to provide greater returns to our shareholders.

The board of directors believes that it will be to the benefit of the shareholders to complete this Share Exchange.

E. MATERIAL TERMS OF THE SHARE EXCHANGE AGREEMENT

  SUMMARY OF KEY TERMS OF THE TRANSACTION
  REVERSE SPLIT. Prior to the Share Exchange, PreCom will effect a reverse split of the Common Stock 1-for-20. Following the reverse split, PreCom will have 106,042 shares of common stock, par value $.001, outstanding.
  SHARE EXCHANGE. The shareholders of GroupNow will receive 9,453,017 shares of our Common Stock, par value $.001, for 6,850,000 shares of GroupNow common stock, par value $.001, which are currently all of GroupNow's issued and outstanding stock.
  ELECTION OF DIRECTORS. David J. Simonetti, President and Chief Executive Officer of GroupNow will be appointed as PreCom's President, CEO and a director. Nicholas M. Calapa will resign as our President and CEO, but remain as a director of PreCom after the Share Exchange. Bruce Keller will resign from his positions as our Vice President and Secretary and his successor shall be selected by GroupNow. Upon Mr. Simonetti's appointment, Mr. Keller shall also resign from the board of directors. We intend to expand the size of the board to nine members and appoint Mark Elenowitz, Louis Taubman, Thomas Bostic Smith, Allison Creely, Melvyn Estrin, Peter Morris and James Schroeder. Messrs. Simonetti, Elenowitz, Taubman, Smith, Estrin, Morris, Schroeder and Ms. Creely will not begin their terms until after the expiration of the twenty day period beginning on the later of the date of the filing of this Information Statement with the SEC pursuant to Rule 14C or the date of mailing of this Information Statement to PreCom's shareholders and after completion of the Share Exchange. (See Section IV, Item D).
  NAME CHANGE. In connection with this transaction our name will be changed to GroupNow, Inc., or a substantially similar name. (See Section IV, Item H).

2. SHARE EXCHANGE

Shares Being Exchanged. The Shareholders of GroupNow agree to transfer to PreCom, and PreCom agrees to purchase from the shareholders of GroupNow, all of the right, title and interest in their GroupNow stock, representing 100% of the issued and outstanding stock of GroupNow, free and clear of all mortgages, liens, pledges, security interests, restrictions, encumbrances, or adverse claims of any nature, in exchange for 9,453,017 shares of PreCom Common Stock.

3. CLOSING

  Time and Place. The Closing will be held as soon as possible at GroupNow's Maryland office located at 15245 Shady Grove Road, Rockville, Maryland, following PreCom's compliance with the shareholder notification requirements of Florida state law and the requirements of Section 14 of the Securities Exchange Act of 1934, as amended.
  Deliveries by the shareholders of GroupNow. At the Closing, GroupNow and its shareholders are delivering to PreCom (unless previously delivered) the following:
    GroupNow will, and will cause its respective representatives to afford PreCom its representatives access to its personnel, properties, contracts, books and records, and other documents and data, as reasonably requested by PreCom;
    furnish PreCom and its representatives with copies of all such contracts, books and records, and other existing documents and data as PreCom may reasonably request in connection with the Share Exchange;
    furnish PreCom and its representatives with such additional financial, operating, and other data and information as PreCom may reasonably request;
    furnish complete copies of all material contracts and other relevant information on a timely basis in order to keep PreCom fully informed of the status of GroupNow's respective business and operations;
    certificates representing the shares of GroupNow duly endorsed or accompanied by stock powers duly executed and otherwise in form acceptable for transfer on the books of the Company;
    a Certificate of Good Standing from the state of Delaware;
    certified copies of the resolutions of the board of directors of GroupNow authorizing the execution of this Agreement and the consummation hereof;
    any further document as may be reasonably requested by counsel to PreCom in order to substantiate any of the representations or warranties of the shareholders of GroupNow set forth in the Share Exchange Agreement; and
    GNOW will have entered into a finders/consulting agreement with Greenwich Financial Group.

    Deliveries by PreCom. At the Closing, PreCom will deliver to GroupNow (unless previously delivered) the following.
      PreCom will, and will cause its respective representatives to afford GroupNow its representatives access to its personnel, properties, contracts, books and records, and other documents and data, as reasonably requested by GroupNow;
      furnish GroupNow and its representatives with copies of all such contracts, books and records, and other existing documents and data as the GroupNow may reasonably request in connection with the Share Exchange;
      furnish GroupNow and its representatives with such additional financial, operating, and other data and information as GroupNow may reasonably request;
      furnish complete copies of all material contracts and other relevant information on a timely basis in order to keep GroupNow fully informed of the status of PreCom's respective business and operations;
      a Certificate of Good Standing from the state of Florida;
      document demonstrating that PreCom's authorized and issued capital stock is as set forth in the Share Exchange Agreement;
      certified copies of the resolutions of the board of directors of PreCom authorizing the execution of the Share Exchange Agreement and the consummation hereof;
      any further document as may be reasonably requested by counsel to the Shareholders in order to substantiate any of the representations or warranties of PreCom set forth herein;
      David Simonetti will be appointed as President and CEO of PreCom and Nicholas Calapa will resign from the positions of President and CEO of PreCom;
      Bruce Keller will resign from his positions as Vice President and Secretary of PreCom and his successor shall be selected by GroupNow;
      the Board of Directors of PreCom will appoint David Simonetti and an individual selected by GroupNow to serve on the Board of Directors of PreCom; and
      Bruce Keller shall resign from PreCom's Board of Directors upon the appointment of David Simonetti and GroupNow's designee. Nicholas M. Calapa shall remain a board member of PreCom (GroupNow, Inc.) following the close of the Share Exchange.

  4. CONDITIONS PRECEDENT TO THE SHARE EXCHANGE AGREEMENT

    Reverse Stock Split. In anticipation of the Share Exchange, PreCom will effect a reverse split of its Common Stock 1-for-20. Following the reverse split, PreCom will have 106,042 shares of common stock, par value $.001, outstanding.
    Name Change. PreCom's name will be changed to GroupNow, Inc., or a substantially similar name.
    The Boards of Directors. The Board of Directors of both Corporations respectively shall have determined that it is advisable and in the best interests of each of them and both of them to proceed with the Share Exchange, in accordance with 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended. This U.S. tax provision provides that no gain or loss be recognized from a statutory merger of two corporations.
    The Shareholders of PreCom. The Board of directors and a majority of the shareholders of PreCom shall have executed and delivered a written consent whereby they have approved the Share Exchange Agreement and the Share Exchange Agreement shall have been approved and adopted by the Board of Directors of PreCom in a manner consistent with the laws of its Jurisdiction and its constituent documents.
    The Shareholders of GroupNow. A majority of the shareholders of GroupNow shall have approved the Share Exchange Agreement and the Share Exchange Agreement shall have been approved and adopted by the Board of Directors of GroupNow in a manner consistent with the laws of its Jurisdiction and its constituent documents.

  5.TERMINATION OF SHARE EXCHANGE AGREEMENT

  The Share Exchange Agreement may be terminated (1) by mutual consent in writing or (2) by either GroupNow or PreCom there has been a material misrepresentation or material breach of any warranty or covenant by any other party that is not cured by the Closing.

  F. REGULATORY APPROVALS REQUIRED

  None.

  G. FEDERAL TAX CONSEQUENCES OF THE TRANSACTION

  This summary of the federal income tax consequences of the merger may not contain all the information that is important to you. It is not a complete analysis or listing of all potential tax effects of the merger agreement; it does not address tax consequences to persons subject to special treatment under tax laws (such as dealers in securities, banks, insurance companies, tax-exempt organizations, non-United States persons and shareholders who acquired their shares as compensation); and it does not address the tax laws of any state, local or foreign jurisdiction. It is based upon the Internal Revenue Code, treasury regulations and administrative rulings and court decisions as of the date of this document, all of which are subject to change. Shareholders should consult their tax advisors as to the particular effect of their own particular facts and circumstances on the federal income tax consequences of the merger to them, and also as to the effect of any state, local, foreign and other federal tax laws.

  Under current federal income tax law, based upon assumptions and representations made by us and GroupNow, and assuming that the exchange is consummated in the manner set forth in the Share Exchange Agreement, it is anticipated that the following federal income tax consequences will result:

    The merger will qualify as a reorganization under Section 368(a) of the Internal Revenue Code;
    No gain or loss will be recognized by us or GroupNow as a result of the Share Exchange;
    GroupNow's stockholders receiving shares of PreCom Common Stock in exchange for their GroupNow shares in the Share Exchange will recognize no gain.
    The holding period for U.S. federal income tax purposes of the shares of PreCom's Common Stock received by a GroupNow stockholder will include the holding period of the GroupNow common stock surrendered in exchange, provided that the surrendered shares of GroupNow common stock were held as capital asset at the time of the Share Exchange.

  There can be no assurance that the IRS will not take a position contrary to the positions reflected in this Information Statement or that such opinions would be upheld by the courts if challenged. No tax opinion or Revenue Ruling is being rendered nor has any been sought by the parties.

  In connection with the legal form of this transaction, GroupNow, Inc. will become a wholly owned subsidiary of the Company. For accounting and reporting purposes, the acquisition will treated as a recapitalization, of GroupNow rather than a business combination. GroupNow, Inc. as the accounting acquiror of the Company does not expect to record goodwill or any other intangible asset for this "Reverse Acquisition".

  H. CONSIDERATION OFFERED TO SECURITY HOLDERS

  GroupNow shareholders who own shares at the record date of June 4th, 2001, will receive 1.38 shares of PreCom stock for each GroupNow share owned.

  IV. GENERAL INFORMATION

  This Information Statement is furnished by our board of directors in connection with the following actions taken by written consent of holders of a majority of the outstanding shares of our common stock entitled to vote on the actions:

    To acquire all of the issued and outstanding shares of stock of GroupNow, Inc. ("GroupNow"), as a wholly owned subsidiary in exchange for the issuance of 9,453,017 shares of our common stock, subject to satisfaction of the terms and conditions set forth in the attached Share Exchange Agreement (see Annex A of Information Statement).
    To effect a reverse split of the common stock 1-for-20. Following the reverse split, the Company will have 106,042 shares of common stock, par value $.001, outstanding.

    To change our corporate name to GroupNow, Inc., or a substantially similar name.
    To increase the size of the board of directors to nine directors and to select as new directors representatives of GroupNow including: David Simonetti, Mark Elenowitz, Louis Taubman, Thomas Bostic Smith, Allison Creely, Melvyn Estrin, Peter Morris and James Schroeder. Nicholas Calapa will continue to serve on our board of directors following the Share Exchange.

  A. DATE, TIME, AND PLACE INFORMATION

  There WILL NOT be a meeting of shareholders and none is required under Florida Corporation Law when an action has been approved by written consent by holders of a majority of the outstanding shares of our Common Stock.

  This information statement is first being mailed on or about June ___, 2001, to the holders of Common Stock as of the Record Date, June 7, 2001. Under Federal law the record date was determined as the date that the first public announcement was made of the Share Exchange Agreement.

  PLEASE READ THE ENTIRE DOCUMENT. Further information is available by request or can be accessed on the Internet. PreCom is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files annual and quarterly reports, proxy statements and other information with the Securities Exchange Commission (the "SEC"). Reports, proxy statements and other information filed by PreCom can be accessed electronically by means of the SEC's home page on the Internet at http://www.sec.gov or at other Internet sites such as http://www.freeedgar.com. You can read and copy any materials that we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549; the SEC's regional offices located at Seven World Trade Center, New York New York, 10048, and at 500 West Madison Street, Chicago, Illinois 60661. You can obtain information about the operation of the SEC's Public Reference Room by calling the SEC at 1-800-SEC-0330.

  The Share Exchange Agreement is described in more detail under the section entitled "Annex A Share Exchange Agreement." If these conditions are satisfied, then under Federal law this transfer will not be effective until at least 20 days after this information statement was mailed to you.

  B. DISSENTERS' RIGHTS

  Under the Florida law, our shareholders do not have dissenters' rights in connection with any of the actions that were approved as disclosed in this Information Statement.

  C. VOTING SECURITIES

  The shares of PreCom's common stock, par value $.001 ("Common Stock") are the only voting securities currently outstanding. The holder of each share of our Common Stock is entitled to one vote per share on all matters submitted to a vote of the shareholders. As of June 10, 2001, there were 1,940,820 shares of our Common Stock outstanding. There are currently no shares of preferred stock outstanding.

  Section 607.0704 of the Florida Business Corporation Act Law permits shareholders to approve such an action by written consent without the necessity of a shareholders' meeting. The control shareholders who own 52% of our outstanding shares have approved, by written consent, the actions in connection with the Share Exchange Agreement.

  D. DIRECTORS AND EXECUTIVE OFFICERS

  Current Directors and Executive Officers

  Our current executive officers and key employees, their ages, and present positions with PreCom are as follows:

Name	Age	Position

Nicholas M. Calapa	38	President & Director
Bruce Keller	63	Vice President, Secretary & Director

  Nicholas M. Calapa, President and Director. Mr. Calapa has been our President and a Director since 1999. He has been the Vice President and a fifty (50%) percent shareholder of Greenwich Financial Group since 1997 where he has worked as an investment banker. Prior to that time, for ten years he worked as a financial consultant for the brokerage firm currently known as Salomon Smith Barney. Mr. Calapa received his Bachelor of Arts Degree with a major in Political Science from St. John's University in 1984. He also graduated with a minor in business and philosophy.

  Bruce Keller, Vice President, Secretary and Director. Mr. Keller has been our Vice President, Secretary and a Director since 1999. He has been the President and a fifty (50%) percent shareholder of Greenwich Financial Group since 1997 where his responsibilities include overseeing the overall administration of such company. Prior to that time, for five years he worked as a financial consultant for Gilford Securities. Mr. Keller received his Bachelor of Science Degree in Economics from the University of Pennsylvania in 1958 and his Master in Business Administration Degree in Taxation from New York University in 1964.

  Directors and Officers After the Share Exchange
Name	Age	Proposed Position
David J. Simonetti	32	President and CEO
Nicholas Calapa	38	Director
Mark Elenowitz	31	Director
Louis E. Taubman	32	Director
Allison Creely	38	Director
Thomas Bostic Smith	31	Director
Melvyn Estrin	56	Director
Peter Morris	51	Director
James Schroeder	50	Director

    See above for information on Nicholas Calapa

  David J. Simonetti, Proposed Director. Mr. Simonetti is charged with managing the strategic growth of the GroupNow. Mr. Simonetti is a professional manager with twelve years of senior management experience in the software, networking, Internet, financial, construction, and consumer products industries. Mr. Simonetti leverages skills in strategy, marketing, finance, accounting, M&A, and Management Information Systems in all of his Management roles, whether acting as an executive or as an independent advisor to management. He has provided management services to companies at all stages of growth. In addition to these activities, Mr. Simonetti has served on the boards of directors of Streamedia Communications, Inc., and NuOncology Labs, Inc., both publicly traded companies, and serves on the on the advisory boards of several private companies. He received a B.A. magna cum laude from Marlboro College, VT.

  Mark H. Elenowitz, Proposed Director. Mr. Elenowitz is responsible for corporate development of GroupNow. He is charged with developing, sourcing and negotiating acquisitions and strategic partnerships for GroupNow and its subsidiaries. He also guides corporate strategy, ensuring that the firm stays on-track to meet its long-term goals. Mr. Elenowitz integrates a strong, successful entrepreneurial background with extensive financial services and capital markets experience. He is also the senior managing director of Investor Communications Company, LLC (ICC), a national investor relations firm he founded in 1996. Through ICC, Mr. Elenowitz has developed ongoing relationships with other investment banking firms, market makers, and analysts. Mr. Elenowitz has worked with over twenty publicly traded companies providing financial consulting and strategic planning services. Mr. Elenowitz is the recipient of several entrepreneurial awards. He is a graduate of the University of Maryland School of Business and Management, with a Bachelor of Science in Finance.

  Louis E. Taubman, Esq., Proposed Director. Louis Taubman manages all legal aspects of GroupNow including strategic planning for GroupNow and structuring of GroupNow's acquisitions and fund management and structure for VentureNow, a subsidiary of GroupNow. As a half-time employee of GroupNow, Mr. Taubman concurrently maintains a partnership in the boutique securities law firm of Kogan, Taubman and Neville, LLC located in New York's Financial District. Prior to forming Kogan, Taubman and Neville, he maintained a private practice wherein he provided general corporate and securities counsel to various small businesses. Prior to that, Mr. Taubman served as an attorney in the legal department of Prudential Securities, Inc. Mr. Taubman provides counsel to both issuers and underwriters with regard to public and private finance, periodic reporting under the Securities Exchange Act of 1934, Williams Act reporting, M&A transactions and corporate governance issues. Mr. Taubman graduated cum laude from New York Law School and is a member of the New York Bar.

  Allison Creely, Proposed Director. Ms. Creely is the chief financial officer of GroupNow. Creely directs and manages the financial operations and reporting of the GroupNow. Ms. Creely has over fourteen years of finance and accounting experience. Prior to joining GroupNow, she served as the chief financial officer of Drexel, Barrell & Co. Previous to that, she was the director of strategic initiatives for Samsonite Corporation, a publicly traded company with primary responsibility for the company's secondary debt and equity offerings and for evaluating, managing and integrating acquisitions. Ms. Creely has held financial management roles at W.R. Grace & Co., Scott Paper Company, and Coca-Cola Enterprises, all publicly traded companies. She also served as an auditor for Ernst & Young, LLP. Ms. Creely holds an MBA from the University of North Florida and is a certified public accountant.

  Thomas Bostic Smith, Proposed Director. Mr. Bostic Smith directs and coordinates Now Securities' corporate finance business. Mr. Bostic Smith leverages his public market experience to evaluate prospective deal flow as well as augment the company's investment strategy and policy. He also acts as a marketing and strategic advisor on select GroupNow projects and services. Mr. Bostic Smith has worked in investment/merchant banking, private equity, financial public relations and asset management for the last 12 years. He has served as a director of Investor Communications Company, LLC since1996. Prior to joining ICC, Mr. Bostic Smith was a vice president at AG Edwards, a top 10 securities firm and NYSE member. Previous to AG Edwards, he held similar positions with the brokerage division of Household International as well as another NYSE member firm, Dain Bosworth, Inc. He received his BA degree from Loyola University.

  Melvyn J. Estrin, Proposed Director. Mr. Estrin is the co-Chairman and co-CEO of Avatex Corp. (OTCBB: AVAT), a holding company involved in medical and beauty products investments, and is also Chairman and CEO of Phar-Mor (Nasdaq: PMOR), a chain of retail drugstores. Mr. Estrin also serves as Chairman of the Board and CEO of Human Service Group, Inc, a private management and investment firm and of University Research Corporation, a consulting firm. He also serves as managing partner of an investment partnership, Centaur Partners, LP. Mr. Estrin presently serves as Chairman of the Board and a member of the executive committee of GrandBanc, Inc. He is a member of Board of Managers of Chemlink Laboratories, LLC. He also serves as a director of a number of companies including Washington Gas Light Company, iLife Systems, Inc. (Manufacturer of miniature continuous-wear vital signs monitors), RAS Holding Corporation and HPD Corporations (household product manufacturer).

  Mr. Estrin's past experience includes Chairman, President, and CEO of American Health Services and Vice President of Spectro Industries. He is a graduate of the Wharton School of Finance, has served as a Trustee of the University of Pennsylvania, and was appointed by President George Bush to serve as Commissioner of the National Capital Planning Commission and as a member of the National Committee of the Performing Arts. On August 27, 1996, FoxMeyer Corporation and FoxMeyer Drug Company, subsidiaries of Avatex Corporation, each filed a petition under Chapter 11 of the United States Bankruptcy Code. At the time of the filing Mr. Estrin was an executive officer and director of FoxMeyer Corporation and FoxMeyer Drug Company. On July 26, 1996, Ben Franklin Retail Stores, Inc. filed a petition for protection under Chapter 11 of the United States Bankruptcy Code. At the time of the filing, Mr. Estrin was a director of Ben Franklin Retail Stores, Inc.

  Peter Morris, Proposed Director. Peter Morris is the Executive Director of Investments at the National Rural Electric Cooperative Association (NRECA), a position he has held since 1978. He is also the Vice President and Director of Investments at RE Advisers Corporation. Mr. Morris joined NRECA in 1974 as an Investment Analyst and now oversees the investment of over $6.7 billion in benefit program assets managed both in-house and by outside money managers. Mr. Morris serves as an officer for RE Advisors Corporation, RE Investments Corporation, and the Homestead Funds Board of Directors. Additionally, he is on the advisory boards of Saugatuck Capital Company and RFE Investment Partners. He is a member of the Association for Investment Management and Research, the Washington Society of Investment Analysts and the Washington Investment Forum. Mr. Morris' Homestead Value Fund (Nasdaq: HOVLX), part the NRECA investment portfolio, was named as a top stock mutual fund by Money magazine for the past three years. The Homestead Value Fund was also ranked second out of 11 midcap funds and third overall in Smart Money magazine's "Mutual Funds 1999 –Leaders of the Pack."

  James Schroeder, Proposed Director. Mr. Schroeder is Vice President of Tax for the Thompson Corporation, an e-commerce and solutions firm, a position he has held since 1984. He has been personally involved with, or overseen, some 350 acquisitions and disposals valued at $10 billion during his tenure at the Thompson Corporation. Prior to that he was Vice President-Tax for BBDO, Inc., now Omnicom, Inc., where he started the company's worldwide tax department and was Tax Supervisor for the Celanese Corp., now Hoescht-Celanese, and Tax Analyst for Chase Manhattan Bank, NA. Mr. Schroeder is a member of the Manhattan Chapter of the Tax Executives Institute, Chair of the Electronic Publishing subcommittee of the Media Tax Group, Chair of its delegation to the NTA Electronic Commerce and Telecommunications Project and a member of the International Tax Foundation, International Fiscal Association, Foreign Owned Group, Stamford Tax Association and the Newspaper Association of America. Mr. Schroeder formerly served on the board of directors for Streamedia Communications, Inc., Mr. Schroeder obtained his MBA from Pace University and his Bachelor's Degree from the State University of New York at Albany.

  E. STOCK OWNERSHIP AND CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth information concerning the beneficial ownership of our Common Stock, as of June 4, 2001, by (i) each person known by us to be a beneficial owner of more than 5% of our issued and outstanding stock; (ii) our officers and directors; and (iii) the officers and directors as a group.

Name and Address	Amount of Shares Beneficially Owned	Percent of Class
Greenwich New Venture Equity Fund 2001 West Main Street, Suite 208 Stanford, CT. 06902	563,560	29.04%
Greenwich Financial Group 2001 West main Street, Suite 208 Stanford, CT. 06902	295,000	15.20%
Flashstar Funding Corp. 2001 West main Street, Suite 208 Stanford, CT. 06902	150,000	7.73%
Nicholas M. Calapa 500 Myone Lane Stanford, CT. 06902	(1)	(1)
Bruce Keller 800 Riverville Rd. Greenwich, CT. 06831	(2)	(2)
Officers and Directors as a Group	(3)	(3)

  (1) Nicholas M. Calapa, is an Officer and Director of PreCom, does not directly own any shares of PreCom. However, Mr. Calapa is a fifty (50%) percent shareholder of Greenwich New Venture Equity Fund doing business as Greenwich Financial Group, which owns an aggregate of 858,560 shares of PreCom. Therefore, Mr. Calapa beneficially owns 429,280 shares (22.12%) of our Common Stock.

  (2) Bruce Keller, an Officer and Director of PreCom, does not directly own any shares of PreCom. However, Mr. Keller is a fifty (50%) percent shareholder of Greenwich New Venture Equity Fund doing business as Greenwich Financial Group, which own an aggregate of 858,560 shares of the PreCom. Therefore, Mr. Keller beneficially owns 429,280 shares (22.12%) of our Common Stock.

  (3) Nicholas M. Calapa and Bruce Keller are our only Officers and Directors. As stated above, Nicholas M. Calapa beneficially owns 429,280 shares of our Common Stock and Bruce Keller beneficially owns, 429,280 shares of our Common Stock. Therefore, the Officers and Directors own 858,560 shares (44.24%) of us.

  Securities Ownership of Certain Beneficial Owners and Management After the Share Exchange

  The following table sets forth information concerning the beneficial ownership of our Common Stock following the Share Exchange by (i) each person we believe will be a beneficial owner of more than 5% of the issued and outstanding stock of PreCom; (ii) the GroupNow designees who will serve as officers and directors of PreCom; and (iii) the designee officers and directors as a group.

Name and Address	Amount of Shares Beneficially Owned	Percent of Class
David J. Simonetti 1700 NE 4th Ct. Ft. Lauderdale, FL 33301	2,005,313	21.2%
Mark Elenowitz 10616 Beechknoll LN Potomac, MD 20854	1,944,938	20.6%
Allison Creely Suite 511,2455 E. Sunrise Blvd. Ft. Lauderdale, FL 33304	(1)
Louis Taubman 200 E 27th Avenue, #5W New York, NY 10016	1,617,188(2)	17.1%
Thomas Bostic Smith 192 Lawton Rd. Riverside, IL 60546	1,595,625	16.9%
Peter Morris 800 Towlston Rd. McLean, VA 22102	(3)
James Schroeder 143 Cambridge Avenue Garden City, NY 11530	(4)
Melvyn Estrin Human Services Group, Inc. 7200 Wisconsin Ave.,Suite 600 Bethesda, MD 20814	51,750(5)	0.5%
NextPath Technologies, Inc. 15100 Central Avenue, SE Albuquerque, N.M. 87192	495,938	5.2%
Officers and Directors as a Group	7,214,814	76.3%

    After the Share Exchange, Ms. Creely will have options to purchase 862,500 shares of the PreCom's Common Stock, of which 287,471 shares have vested.
    In addition to his holdings listed above, Mr. Taubman owns 33% of K.T. Ventures, LLC, which after the share exchange will own 323,438 shares of PreCom's Common Stock.
    After the Share Exchange, Mr. Morris will have options to purchase 43,125 shares of PreCom's Common Stock, all of which have vested.
    After the Share Exchange, Mr. Schroeder will have options to purchase 43,125 shares of PreCom's Common Stock, all of which have vested.
    After the Share Exchange, Mr. Estrin will have options to purchase 388,125 shares of PreCom's Common Stock, of which 250,125 shares have vested

  F. COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

  The following table reflects all forms of compensation for the services to us for the fiscal years ended December 31, 2000, 1999, and 1998

  SUMMARY COMPENSATION TABLE

  Summary Compensation Table

  Long Term Compensation
Annual Compensation	Awards	Payouts
(a) Name and Principal Position	(b) Year	(c) Salary($)	(d) Bonus($)	(e) Other Annual Compen– sation ($)	(f) Restricted Stock Award(s) ($)	(g) Securities Under– lying Options/ SARs (#)	(h) LTIP Payouts ($)	(i) All Other Compen– sation ($)
Nicholas M Calapa, President Bruce Keller, V.P. & Sec.	2000 1999 1998 2000 1999 1998	0 0 0 0 0 0	0 0 0 0 0 0	0 0 0 0 0 0	0 0 0	0 0 0	0 0 0	0 0 0

  Options/SAR in Last Fiscal Year
  (Individual Grants)
Name	Number of Securities Underlying Options/SARs Granted (#)	Percent of total options/SARs granted to employees in fiscal year	Exercise or base price ($/Sh)	Expiration date
(a) Nicholas M Calapa Bruce Keller	(b) 0 0	(c) 0 0	(d) 0 0	(e) 0 0

  There is no current cash compensation plan for Directors/Officers in 2001. Our board of directors has authorized a two-year stock purchase option as compensation to our directors and plans again to provide stock options as part of a new compensation package when funds are available.

  G. BOARD MEETINGS AND COMMITTEES

  Board of Directors

  The Company's Board of Directors met 0 times during the fiscal year ended December 31, 2000. Each of the directors has attended more than 100% of the meetings of the Board of Directors during the fiscal year ended December 31, 2000.

  Board Committees

  The Board of Directors of the Company currently does not have any committees.

  H. SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Exchange Act requires that a company's officers and directors and any person who own more than ten percent of a registered class of equity securities, to file with the Commission initial reports of ownership and reports of changes in ownership of common stock an other equity securities of the company. Such person is required by Commission regulations to furnish the company with copies of all forms they file pursuant to Section 16(a). On January 17, 2001, we filed Form 3s for Messrs. Calapa and Keller and Greenwich New Venture Equity Fund, LLC of which Messrs. Calapa and Keller are each 50% owners.

  I. AMENDMENTS OF CHARTER, BYLAWS OR OTHER DOCUMENTS

  By majority shareholder consent, the shareholders have been approved such that the Articles of Incorporation of PreCom will be amended to change our corporate name to GroupNow, Inc., or a substantially similar name, and to reverse split our Common Stock 1:20.

  J. INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

  Pursuant to the Share Exchange Agreement, GroupNow has agreed to enter into a consulting agreement with Greenwich Financial Group. As compensation for to Greenwich Financial Group for its consulting services, GroupNow (formerly PreCom) will pay consultant 800,000 shares of common stock, par value $.001.

  Greenwich Financial Group is owned entirely by Nicholas Calapa and Bruce Keller who are presently our officers and directors. In addition, through their ownership of Greenwich Financial Group and Greenwich New Venture Equity Fund, Messrs. Calapa and Keller currently own 44.24% of PreCom. A copy of the consulting agreement is attached to Annex An as Exhibit D.

  Pursuant to the Share Exchange Agreement, GroupNow has agreed to issue 459,000 shares of GroupNow (formerly PreCom) common stock, par value $.001 to the following creditors of PreCom, as set forth below:

      Roger Manning – 125,000 shares
      Anslow & Jaclin, LLP – 15,000
      Peter Goldstein – 56,000 shares
      Flashstar Funding Corp. – 230,000 shares
      Joseph Scutaro – 33,000

  GroupNow will use its reasonable best efforts to file a registration statement on Form SB-2 within 45 days of the Closing of the Share Exchange Agreement, registering for resale the shares to be issued to Roger Manning, Anslow & Jaclin, Peter Goldstein and Joseph Scutaro. Additionally, GroupNow will use its reasonable best efforts to file a registration statement on Form S-8 registering 30,000 of the 230,000 shares to be issued to Flashstar Funding (or its designees), provided that the shares are issued consistent with the requirements for use of Form S-8.

  The individual issuances are contingent on a release from the respective parties of any liabilities owed by PreCom.

  Flashstar Funding Corp. is currently a holder of 7.73% of our Common Stock.

  SIGNATURES

  Pursuant to the requirements of the Securities and Exchange Act of 1934, the Issuer has duly caused the report to be signed on its behalf by the undersigned thereto duly authorized.

  PreCom Technology, Inc.
  Dated: June ___, 2001

  _________________________
  Name: Nicholas M. Calapa
  Title:President

    EXHIBITS

  EXHIBITS INDEX

  Exhibet No.

  Annex A.Share Exchange Agreement           2

  Annex B. December 31, 2000 Annual Report for PreCom on Form 10-KSB       13.1

  Annex C. March 31, 2001 Quarterly Report for PreCom on Form 10-QSB      13.2

  Annex D. December 31, 2000 Audited Financial Statements for GroupNow       13.3

  Annex E. Quarter Ended March 31, 2001 Unaudited Financial Satements of GroupNow      15

  Annex D. Pro Forma Combined, Consilidated & Condenced Financial Statements
                 Post Share Exchange.                                                                                      15.1